UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

RIGETTI COMPUTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40140	88-0950636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

775 Heinz Avenue, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

(510) 210-5550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGTI	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	RGTIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, on March 2, 2022 (the “Closing Date”), Rigetti Computing, Inc. (the “Company”) consummated the previously announced transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 6, 2021, as amended on December 23, 2021 and January 10, 2022 (as amended, the “Merger Agreement”), by and among Supernova Partners Acquisition Company II, Ltd., a Cayman Islands exempted company (“Supernova”), Supernova Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Supernova (“First Merger Sub”), Supernova Romeo Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Supernova (“Second Merger Sub”), and Rigetti Holdings, Inc., a Delaware corporation (“Legacy Rigetti”). As contemplated by the Merger Agreement, on March 1, 2022 Supernova was domesticated as a Delaware corporation and changed its name to “Rigetti Computing, Inc.” On the Closing Date, (i) First Merger Sub merged with and into Legacy Rigetti, the separate corporate existence of First Merger Sub ceased and Legacy Rigetti survived as a wholly owned subsidiary of Rigetti Computing, Inc. (the “Surviving Corporation” and, such merger, the “First Merger”) and (ii) immediately following the First Merger, the Surviving Corporation merged with and into the Second Merger Sub, the separate corporate existence of the Surviving Corporation ceased and Second Merger Sub survived as a wholly owned subsidiary of Rigetti Computing, Inc. and changed its name to “Rigetti Intermediate LLC” (such merger transaction, the “Second Merger” and, together with the First Merger, the “Merger”).

Pursuant to the Merger Agreement, the Merger was accounted for as a reverse recapitalization (the “Reverse Recapitalization”) in accordance with U.S. generally accepted accounting principles. Under this method of accounting, Supernova was treated as the “acquired” company and Legacy Rigetti was treated as the acquirer for financial reporting purposes. The Reverse Recapitalization was treated as the equivalent of Legacy Rigetti issuing stock for the net assets of Supernova, accompanied by a recapitalization.

The Company is filing this Current Report on Form 8-K to recast the audited consolidated financial statements of Rigetti Holdings, Inc. as of and for the eleven months ended December 31, 2021 and as of and for the year ended January 31, 2021 as previously included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2022 (the “Super 8-K”) to reflect the effects of the Reverse Recapitalization.

Within the recast financial statements, the assets, liabilities and results of operations are those of Legacy Rigetti for all periods presented. Additionally, the equity structure has been retroactively restated for all prior periods to reflect the exchange ratio used to determine the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy Rigetti’s securityholders in connection with the Merger. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Rigetti redeemable convertible preferred stock, common stock, warrants, options and restricted stock units prior to Merger have been retroactively restated as shares reflecting the exchange ratio established in the Merger. All exercise prices for Legacy Rigetti options and warrants have similarly been retroactively restated to reflect the exchange ratio established in the Merger.

Included herein as Exhibit 99.1 are the recast audited financial statements of Rigetti Holdings, Inc. as of and for the eleven months ended December 31, 2021 and as of and for the year ended January 31, 2021. These financial statements update the audited financial statements of Rigetti Holdings, Inc. included in Item 2.01 and Item 9.01 of the Super 8-K. Exhibit 99.1 is attached hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Audited Financial Statements of Rigetti Holdings, Inc. as of and for the eleven months ended December 31, 2021 and as of and for the year ended January 31, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2022

RIGETTI COMPUTING, INC.

By:	/s/ Chad Rigetti
Chad Rigetti
Chief Executive Officer